UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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SOLITARIO EXPLORATION & ROYALTY CORP. (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SOLITARIO EXPLORATION & ROYALTY CORP.
Notice of Annual Meeting of Shareholders

To the Shareholders:

The annual meeting of the Shareholders of Solitario Exploration & Royalty Corp. ("Solitario" or the "Company") will be held at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033, on Tuesday June 17, 2014 at 10:00 a.m., Mountain Daylight Time (the "Annual Meeting"), for the following purposes:

1.	To elect five directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified;

2.	To hold an advisory vote to approve the Company’s executive compensation program;

3.	To ratify the appointment of EKS&H LLLP, as Solitario's independent registered public accounting firm for fiscal year 2014; and

4.	To transact such other business as may properly come before the meeting and all adjournments thereof.

The Board of Directors has fixed the close of business on April 29, 2014 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The approximate date of the mailing of this Proxy Statement and the enclosed annual report and form of proxy is May 8, 2014. A complete list of shareholders will be available for examination at the Annual Meeting and at our offices at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033, prior to the Annual Meeting beginning two business days after the date of the mailing of the enclosed Proxy Statement.

 Your attention is directed to the accompanying Proxy Statement. To constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares entitled to vote at the meeting be present in person or be represented by proxy. To assure representation at the Annual Meeting, you are urged to date and sign the enclosed proxy and return it promptly in the enclosed envelope.

                                                                                                                          By Order of the Board of Directors

                                                                                                                           /s/James R. Maronick

                                                                                                                           Secretary

April 29, 2014

Wheat Ridge, Colorado

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PROXY STATEMENT

Annual Meeting of Shareholders

This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors” or “Board") of Solitario Exploration & Royalty Corp., a Colorado corporation, ("Solitario" or the "Company"), of proxies in the accompanying form for use at the Annual Meeting of Shareholders to be held on Tuesday June 17, 2014 at 10:00 a.m., Mountain Daylight Time, at the Company’s principal executive offices at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033, and any adjournment or postponement of such meeting (the "Annual Meeting").

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on Tuesday, June 17, 2014: This proxy statement, the accompanying proxy card, and our 2013 Annual Report (which is not a part of the Company's proxy soliciting materials), including the Annual Report on Form 10-K for the year ended December 31, 2013, are available online at www.solitarioxr.com. Shareholders cannot submit their vote at www.solitarioxr.com.

The 2013 Annual Report (which is not a part of the Company's proxy soliciting materials) is being mailed to the Company's shareholders with this Proxy Statement. Upon written request from any person solicited herein, addressed to the Corporate Secretary of Solitario at its principal offices at 4251 Kipling St. Suite 390, Wheat Ridge, Colorado 80033, Solitario will provide, at no cost, a copy of the Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for the fiscal year ended December 31, 2013 (the "2013 10-K"), without exhibits. A copy of any or all of the exhibits to the 2013 10-K will be furnished for a fee, which will not exceed the Company's reasonable expenses in furnishing the exhibits.

Proxies are solicited so that each shareholder may have an opportunity to vote. These proxies will enable shareholders to vote on all matters that are scheduled to come before the meeting. When proxies are returned properly executed, the shares represented thereby will be voted in accordance with the shareholders' directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified, the shares will be voted as recommended by the Board. Means have been provided whereby a shareholder may withhold his vote for any director. The proxy card also confers discretionary authority to vote the shares authorized to be voted thereby on any matter that was not known on the date of the Proxy Statement but may properly be presented for action at the Annual Meeting.

You are asked to sign, date, and return the accompanying proxy card regardless of whether or not you plan to attend the meeting. The approximate date of the mailing of this Proxy Statement and the enclosed annual report and form of proxy is May 8, 2014. Any shareholder returning a proxy has the power to revoke it at any time before shares represented by the proxy are voted at the meeting. A proxy may be revoked by a shareholder by the submission of a new proxy card with a later date or a written notice of revocation to the Company’s Corporate Secretary at the address on the cover of this Proxy Statement before the Annual Meeting. Further, if a shareholder attends the meeting in person he or she may request that a previously submitted proxy not be used. Any shares represented by an unrevoked proxy will be voted unless the shareholder attends the meeting and votes in person. A shareholder's right to revoke his or her proxy is not limited by or subject to compliance with a specified formal procedure, but written notice should be given to the Corporate Secretary of Solitario at or before the meeting.

The proposed corporate actions on which the shareholders are being asked to vote at the Annual Meeting are not corporate actions for which shareholders of a Colorado corporation have the right to dissent under the Colorado Business Corporation Act.

The expense of printing and mailing proxy material will be borne by Solitario. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers, and other employees of Solitario in person or by telephone or other means of electronic communication. No additional compensation will be paid for such solicitation.

Arrangements will also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy solicitation material to certain beneficial owners of Solitario's common stock and Solitario will reimburse such brokerage firms, custodians, nominees, fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

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Shares Outstanding and Votes Required

The holders of Solitario's $.01 par value common stock (the "Common Stock") at the close of business on April 29, 2014, the record date, are entitled to vote at the Annual Meeting. On April 29, 2014 there were 39,212,689 shares of Common Stock outstanding. Each share of Common Stock entitles its holder to one vote. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the meeting. Shares held by persons who abstain and broker non-votes will be counted in determining whether a quorum is present at the meeting. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

If a quorum is present at the Annual Meeting:

•	The five nominees for election as directors who receive the greatest number of votes cast for election of directors at the meeting by the shares present in person or represented by proxy at the meeting and entitled to vote shall be elected directors.

•	With respect to the proposal for the non-binding advisory vote on executive compensation and the proposal to ratify the appointment of EKS&H LLLP as our independent registered public accounting firm, each will be approved if a majority of the votes cast on each proposal vote in favor of such proposal.

The Board of Directors recommends that shareholders vote “FOR” each of the nominees standing for reelection to the Board of Directors; “FOR” approval of the Company’s executive compensation; and “FOR” the ratification of EKS&H LLLP as the Company’s independent registered public accounting firm.

Proxies submitted properly will be voted in accordance with the instructions contained therein. If the proxy is submitted but voting directions are not provided, the proxy will be voted “FOR” each of the five director nominees, and “FOR” the advisory vote on executive compensation, and “FOR” ratification of the appointment of EKS&H LLLP as our independent registered public accounting firm, and in such manner as the proxies named on the proxy card, in their discretion, determine upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

If your shares are held through a broker, bank or other nominee (collectively referred to as “brokers”), the broker will vote your shares according to the specific instructions it receives from you. If the broker does not receive voting instructions from you, the broker may vote only on a proposal that is considered a “routine” matter as brokers may vote on “routine” matters without specific instruction from the shareholder.  The ratification of EKS&H LLLP is a routine matter; however, each of the following proposals being considered at the Annual Meeting is not considered a “routine” matter: (i) the election of directors, and (ii) the advisory vote on executive compensation. Accordingly, if you do not give instructions to your broker it will not be authorized to vote your shares with respect to the non-routine matters being considered at the Annual Meeting. The broker’s failure to vote because it lacks discretionary authority to do so, commonly referred to as a “broker non-vote,” will not affect the outcome of the vote on any proposal.

1.          ELECTION OF DIRECTORS

The Board currently consists of five directors. The directors elected at the Annual Meeting will serve until the next annual meeting of shareholders and until their successors are elected or appointed and qualified. Unless the vote is withheld by the shareholder, the proxies solicited by the Board will be voted for the re-election of all the current directors. The five nominees who receive the most votes will be elected. If a shareholder does not vote for a nominee or indicates to "withhold" authority to vote for a nominee on the proxy card, that shareholder's vote will not count either for or against the nominee. If any nominee shall not be a candidate for election as a director at the meeting, it is intended that votes will be cast pursuant to the enclosed proxy for any substitute nominees as may be nominated by the existing directors. No circumstances are presently known which would render any nominee named below unavailable to serve as a director.

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Solitario's nominees for election as directors at the Annual Meeting are:

Name	Age

Brian Labadie Chairman (1)(2)(3)(4)	61	Mr. Labadie has been a director of Solitario since June 2006 and Chairman since March of 2009. He is an independent mining industry consultant. He was a director of Crown Resources Corporation (CRS:TSX) ("Crown") from June of 2002 until August 2006 upon completion of Crown’s merger with Kinross Gold Corporation, ("Crown-Kinross Merger") and a director of Battle Mountain Gold Exploration Corporation (BMGX:OTC) from June 2005 to June 2007. In evaluating Mr. Labadie’s qualifications as a Director, Solitario’s Board considered the experience Mr. Labadie had in over thirty years experience in the mining industry. The specific experience that Mr. Labadie brings to Solitario includes formal training and experience as a mining engineer including developing and operating mines, both as a mine manager and as a senior executive at Miramar Mining Corporation and Echo Bay Mines. The Board of Directors believes Mr. Labadie’s operating experience complements and enhances the knowledge and understanding the other Board Members and management of Solitario have in mining exploration, and corporate finance. Mr. Labadie spent ten years with Miramar Mining Corporation from November 1996 to September 2006 as the Executive Vice President, COO. Prior to that, Mr. Labadie spent nine years with Echo Bay Mines, Ltd. as Vice President of Operations. Mr. Labadie holds a Bachelor of Science degree in geological engineering from the University of Toronto.

Mark E. Jones, III, Vice-chairman (1)(3)(4)	74	Mr. Jones has been a director of Solitario since August 1993 and served as Chairman until June 2006. Mr. Jones was also a director of Crown from the time it commenced operations in February 1989 until August 2006, upon completion of the Crown-Kinross Merger. In evaluating Mr. Jones’s qualifications for serving as a Director, the Board of Solitario believes Solitario benefits both from his experience in founding Solitario and being the Chairman of Crown, but also his track record of founding and successfully operating other mining concerns including Brazauro Resources and TriStar Gold, Inc. Mr. Jones has exhibited leadership in this industry for many years and is well known in many mining circles. Mr. Jones’ experience in mine finance and mergers and acquisitions related to the mining industry provides Solitario valuable insight and guidance. Mr. Jones was a founding partner of Jones, Loyd & Webster, Inc., a Houston-based corporate finance and investment banking firm that specialized in oilfield equipment financing. Mr. Jones is Chairman of the Board of Directors and CEO of TriStar Gold, Inc., a gold exploration company based in Houston, Texas which is traded on the TSX Venture Exchange (TSG:V). Mr. Jones also served as a director and Chairman of the Board of Brazauro Resources (BZO:V), a gold exploration company, until its acquisition by Eldorado Gold during 2010. Mr. Jones attended the University of Texas.

John Hainey (1)(2)(4)	81	Mr. Hainey has been a director of Solitario since 1999. He is a retired mining engineer and spent the last ten years of his career, before his retirement in 1998, as a mining analyst in the Canadian investment industry with Dundee Securities Corporation (formerly Eagle & Partners), Yorkton Securities Inc., Loewen, Ondaatje, McCutcheon & Company and Canaccord Capital Corporation. In evaluating Mr. Hainey’s qualifications to serve as a Director, the Board of Solitario considered his financial experience, specifically related to finance and evaluation of companies in the mining industry, as well as his experience on Solitario’s audit committee. The Board believes Mr. Hainey’s formal training as a mining engineer coupled with his financial experience makes him uniquely suited to serve on Solitario’s Board. Prior to 1988, Mr. Hainey spent over 30 years working in the mining industry, both in Canada and abroad, which covered engineering, operations, consulting and business development and included 17 years with BP Resources Canada Ltd. Mr. Hainey is a member of the Association of Professional Engineers of Ontario and of the Canadian Institute of Mining and Metallurgy. He is also a Chartered Engineer (U.K.) and a Fellow of the Institute of Materials, Minerals and Mining (U.K.). He is an honors graduate in Mining Engineering of The Camborne School of Mines in England.

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Leonard Harris (1)(2)(3)	86	Mr. Harris has been a director of Solitario since June 1998. Prior to his retirement from Newmont Mining Corporation, Mr. Harris gained over 60 years experience in the mining industry including serving in various capacities including as General Manager of Minera Yanacocha, South America's largest gold mine, and Vice President and General Manager of Newmont Latin America. Mr. Harris has over 20 years experience in managing mining operations in Latin America that include base metal and gold deposits, underground and open pit mines, gold and base metal processing plants and smelting and refining operations. In evaluating Mr. Harris’ qualifications to serve as a Director, the Board of Solitario believes Mr. Harris experience in managing and developing mines all over the world, but specifically in Peru and Latin America, where much of Solitario’s exploration efforts have been is paramount to the success of Solitario. In addition, Mr. Harris’ reputation and integrity in over 50 years in this business are well known throughout the mining industry and have provided Solitario with numerous opportunities and introductions that Solitario simply would not have without his association with Solitario as a Board member. Mr. Harris currently serves on the boards of Aztec Metals Corp., Canarc Resources, Cardero Resources Corp., and Coronet Metals, Inc. He is a 1949 graduate metallurgist of The Mount Morgan School of Mines (Australia).

Christopher E. Herald	60	Mr. Herald has been a director of Solitario since August 1992. He has also served as Chief Executive Officer since June 1999 and President since August 1993. Mr. Herald also served as a director of Crown starting in April 1989, as Chief Executive Officer of Crown starting in June of 1999, President of Crown from November 1990 until August 2006, when he resigned from such positions upon completion of the Crown-Kinross Merger. In evaluating Mr. Herald’s qualifications to serve as a Director, the Board of Solitario believes his leadership of Solitario since Solitario’s inception as Chief Executive Officer, as well as his knowledge of the operations, make him an invaluable member of the Board. In addition, Mr. Herald has shown a keen insight in the evaluation of various opportunities in the mining industry, including the acquisition of properties for exploration and potential merger and acquisition candidates for Solitario. Mr. Herald has a track record of operating mining companies both with Crown and Solitario and the Board believes these are significant contributors to the success of Solitario. Prior to joining Crown, Mr. Herald was a Senior Geologist with Echo Bay Mines and Anaconda Minerals. Mr. Herald is a director of Atna Resources Ltd. (ATN: TSX) which is a gold mining company with active operations in California. Mr. Herald was formerly a director of the following public companies: TNR Resources (TNR: V) from July 1998 to April 2009; Maestro Ventures (MAP: V) from April 2004 to July 2007; Gryphon Gold (GGN: TSX) from December 2005 to September 2007; Battle Mountain Gold Exploration (BMGX: OTCBB) from February 2006 to August 2007 and Underworld Resources Inc. (UW: V) from June 2009 to June 2011. Mr. Herald is past Chairman of the Denver Gold Group, a non-profit industry trade group that organizes the preeminent gold mining industry institutional conferences in the United States and Europe. Mr. Herald received a M.S. in Geology from the Colorado School of Mines and a B.S. in Geology from the University of Notre Dame.

  The Board has determined this Director to be an independent member of the Board in accordance with Section 803A of the NYSE-MKT Company Guide.
  Member of the Audit Committee.
  Member of the Compensation Committee.
  Member of the Nominating Committee.

There are no family relationships among any of the director nominees and/or executive officers of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

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Meetings of Board of Directors Annual Meeting Attendance

During the fiscal year ended December 31, 2013, there were four meetings of the Board. Each of the incumbent directors attended each of those Board meetings. Each of the incumbent directors attended all meetings held by committees of the Board (described below) on which they served during 2013. All of the references to meetings exclude actions taken by written consent.

The Company does not have a formal policy regarding the attendence of our Board members at our annual meetings of shareholders and Board members are not required to attend such meetings. Mr. Herald was the only director that attended the annual meeting of shareholders held on June 18, 2013.

Corporate Governance and Nominating Committee

In June of 2006, the Board formed the Corporate Governance and Nominating Committee of the Board (the "Nominating Committee"). A copy of the Nominating Committee charter is available on the Company website at www.solitarioxr.com. The members of the Nominating Committee are all independent in accordance with the definition of independence of NYSE-MKT listing standards set forth in the NYSE MKT Company Guide. The Nominating Committee held one meeting during 2013. Except for the persons nominated to stand for reelection at the Annual Meeting and at the 2013 annual meeting, there were no director nominations proposed during 2013 or 2012.

The primary purposes of the Nominating Committee are to (a) identify individuals qualified to become Board members, and select or recommend director nominees; (b) develop and recommend to the Board corporate governance principles applicable to the Corporation; (c) lead the Board in its review of the Board's performance; and (d) recommend to the Board director nominees for each committee. The Nominating Committee has not adopted specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, but rather each nominee is individually evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors. The Nominating Committee does not have a policy regarding the consideration of diversity in identifying nominees for director, however, it does actively seek to have a Board of Directors composed of individuals with a diverse set of expertise and business experiences.

The Nominating Committee will consider candidates submitted from a variety of sources (including, without limit, incumbent directors, shareholders, and Company management) when reviewing candidates to fill vacancies and/or expand the Board of Directors. The committee will then evaluate each potential candidate's educational background, employment history, outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board of Directors. The committee will seek to identify and recruit the best available candidates, and will endeavor to evaluate qualified shareholder nominees (if any) on the same basis as those submitted by members of the Board of Directors, third-party search firms (if applicable) or other sources.

Pursuant to Section 2.11 of our Bylaws, candidates for election as directors at any meeting of shareholders may be made (a) by, or at the direction of, a majority of the members of the Board (although as described above, such role has been delegated to the Nominating Committee) or (b) by any shareholder entitled to vote at such a meeting, subject to the requirements outlined below. The Board makes no distinction in evaluating candidates who come to their attention directly or who are nominated by any shareholder. No shareholder submitted a nomination to the Board during the Company’s 2013 fiscal year. The Nominating Committee does not have specific minimum qualifications that a candidate must possess for consideration.

In order to qualify for consideration at a shareholder meeting, shareholder nominations must be in writing addressed to the Secretary of Solitario Exploration & Royalty Corp. not less than 60 days nor more than 90 days prior to the date of a scheduled shareholders' meeting; provided, however, that if less than 70 day’s notice or prior public disclosure of the scheduled date of such a meeting is given or made, notice of a shareholder nomination must be delivered or received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made.

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Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director and as to the shareholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Company which are beneficially owned by such person of the date of such shareholder notice and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (ii) the class and number of shares of stock of the Company which are beneficially owned by such shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.

The Board may reject any shareholder nomination not timely made in accordance with the requirements of Section 2.11 of Solitario's Bylaws. Furthermore, if the Board determines that the information provided in a shareholder's notice does not satisfy the informational requirements of Section 2.11 of the Bylaws in any material respect, the Secretary will promptly notify such shareholder of the deficiency in the notice. The shareholder will then have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed 5 days from the date such deficiency notice is given to the shareholder, as the Board shall reasonably determine. If the deficiency is not cured within such time period, or if the Board reasonably determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of Section 2.11 of the Company's Bylaws in any material respect, then the Board may reject such shareholder's nomination. The Secretary of the Company shall notify a shareholder in writing whether his or her nomination has been made in accordance with the time and information requirements of the Company's Bylaws. Notwithstanding the procedure set forth above, if the Board does not make a determination as to the validity of any shareholder nominations, the presiding officer of the meeting of the shareholders shall determine and declare at the meeting whether a nomination was made in accordance with the terms of the Company's Bylaws and shall accept or reject the nomination accordingly.

Audit Committee

Solitario has a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists of Mr. Hainey, Mr. Harris and Mr. Labadie, each of whom is independent in compliance with the listing standards of the NYSE-MKT set forth in the NYSE-MKT Company Guide. The Board has determined that Mr. Hainey is the audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee acts under a written charter that was adopted and approved by the Board on July 26, 2006, a current copy of which is available on the Company website at www.solitarioxr.com. The Audit Committee’s primary function is to review Solitario's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting processes, including the system of internal controls. The Audit Committee met five times during the year ended December 31, 2013.

Audit Committee Report

In performing its duties the Audit Committee reviewed and discussed the audited financial statements contained in the 2013 Annual Report on Form 10-K with management and Solitario's independent registered public accountant, EKS&H LLLP. The Audit Committee met with EKS&H LLLP, and discussed all issues deemed to be significant by EKS&H LLLP, including any matters required by Rule 2-07 of Regulation S-X, "Communication with Audit Committees" and by the statements on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Oversight Board, and without management present, discussed and reviewed the results of the independent auditor's examination of the financial statements. In addition, in accordance with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" as amended or supplemented, the Audit Committee discussed with EKS&H LLLP its independence from Solitario and its management, and has received and reviewed the written disclosures and letter from EKS&H LLLP required by applicable requirements of the Public Company Accounting Oversight Board regarding EKS&H LLLP’s communications with the Audit Committee including that EKS&H LLLP is independent and has discussed EKS&H LLLP’s independence with them.

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Based on the reviews and discussions outlined above, the Audit Committee recommended to the Board that Solitario include the audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2013 which was filed with the United States Securities and Exchange Commission (“SEC”) on March 7, 2014.

AUDIT COMMITTEE
               John Hainey, Chairman
               Leonard Harris
               Brian Labadie

Compensation Committee

On June 27, 2006, the Board approved the charter for and formed the Compensation and Management Development Committee (the "Compensation Committee"). A current copy of the Compensation Committee charter is available on the Company website at www.solitarioxr.com. Mr. Labadie, Mr. Jones and Mr. Harris are the members of the Compensation Committee. The Compensation Committee met once during 2013.

The primary purposes of the Compensation Committee are to (a) review from time to time and approve the overall management evaluation and compensation policies of Solitario; (b) review and approve goals and objectives relevant to the compensation of the executive officers, including the chief executive officer, of Solitario and evaluate the performance of Solitario's executive officers; (c) set the compensation of the executive officers of Solitario, in light of the Compensation Committee's review; (d) review, approve and periodically evaluate Solitario's compensation and other benefit plans, including incentive compensation and equity-based plans and programs for non-employee directors, executive officers and senior management, and make recommendations as necessary; (e) review and approve any amendments and modifications to any such plan or program requiring approval of the Board, subject to applicable regulatory and shareholder approval requirements; (f) review and approve the granting of options, restricted stock, stock appreciation rights and other equity-based grants to Solitario's non-employee directors, executive officers and senior management consistent with the Corporation's incentive compensation plans and programs and compensation and retention strategy, subject to ratification by the Board; (g) review and approve plans of the Company for management development and senior managerial succession; (h) oversee compliance with the applicable compensation reporting requirements of the SEC and (i) conduct an annual performance self-evaluation of the Committee and prepare an annual report thereon to the Board. The Compensation Committee has not engaged compensation consultants but has the authority to do so under the Compensation Committee charter. Further, the Compensation Committee may form, and delegate authority to, subcommittees when appropriate. The processes and procedures used for the consideration and determination of executive compensation are described in the section of this Proxy Statement entitled "COMPENSATION DISCUSSION AND ANALYSIS."

The scope and authority of the Compensation Committee, including the role of executive officers and compensation consultants in determining or recommending the amount and form of compensation and the ability of the Compensation Committee to delegate authority, are more fully described in the Compensation Committee charter.

Compensation Committee Interlocks and Insider Participation

Mr. Labadie, Mr. Jones and Mr. Harris are the members of the Compensation Committee and are independent in accordance with the definition of independence set forth in the NYSE-MKT Company Guide. No member of the Compensation Committee is currently, or has been an officer or employee of Solitario for the last three years or had a relationship with Solitario required to be disclosed pursuant to Item 404 of Regulation S-K.

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Compensation Committee Report

The Compensation Committee has reviewed, evaluated and discussed the (i) allocation of executive compensation, including the allocation of compensation between salary, paid in cash and deferred compensation based in stock option grants and awards; (ii) goals and objectives of our executive compensation including the need to be competitive with peer companies to retain and attract the best available executive talent; (iii) existing elements of executive compensation including salary, bonus and stock options, and (iv) performance of our existing executives, including our Chief Executive Officer (“CEO”) against general targets and goals including budgets, exploration activities and success, the performance of our stock and other measures. Neither the Compensation Committee nor management has engaged any compensation consultants in determining or recommending the amount or form of executive or director compensation in the last year. The Compensation Committee has reviewed recommendations prepared by our CEO for levels of compensation for Mr. Hunt, our Chief Operating Officer and Mr. Maronick, our Chief Financial Officer. The Compensation Committee has reviewed and discussed with management the Company's Compensation Discussion and Analysis section of this Proxy Statement. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

COMPENSATION COMMITTEE
               Brian Labadie, Chairman
               Leonard Harris
               Mark E. Jones III

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Solitario's directors and executive officers, and persons who own more than ten percent of a registered class of Solitario's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Solitario. Officers, directors, greater than ten percent shareholders are required by SEC regulation to furnish Solitario with copies of all Section 16(a) reports they file. Based solely on review of the copies of such reports furnished to Solitario and written representations that no other reports were required, during the fiscal year ended December 31, 2013 no person failed to meet the Section 16(a) filing requirements applicable to officers, directors, and greater than ten percent beneficial owners.

Shareholder Communications

We endeavor to keep all shareholders well informed as to financial performance of the Company, primarily by means of its annual and quarterly reports and by press releases. The Board and management of Solitario are receptive to shareholder feedback in any form. It is Solitario's policy to receive and respond promptly to shareholder inquiries while being guided by legal requirements as well as the Company's policies with respect to confidentiality and disclosure requirements. Shareholders wishing to send communications to the Board should write to either the Chairman of the Board or to the Secretary of the Company at the following address: Solitario Exploration & Royalty Corp., 4251 Kipling St., Suite 390, Wheat Ridge, CO 80033. All such communication shall state the type and amount of the Company's securities held by the shareholder and shall clearly state the communication is intended to be shared with or directed only to the Board, or if applicable, with a specific committee of the Board or specified individual shareholders. The Chairman of the Board or the Secretary of the Company, as applicable, will forward such communication to the members of the Board or a specific committee of the Board or specified individual shareholders.

Indemnification of Directors

Our Articles of Incorporation authorize our Board to the fullest extent permitted by Colorado law as now or hereafter in effect, to indemnify any Director of Solitario. The Board is entitled to determine the terms of such indemnification, including advance of expenses, and to give effect thereto through the adoption of Bylaws, approval of agreements, or by any other manner approved by the Board. Any amendment to or repeal of the authorization of indemnification contained in our Articles of Incorporation shall not adversely affect any right of a director of Solitario thereunder with respect to any right to indemnification that arises prior to such amendment.

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Code of Ethics

We adopted a Code of Business Conduct and Ethics including a Code of Ethics applicable to the principal executive officer and the principal financial and accounting officer of Solitario (the "Code of Ethics") on June 27, 2006, a copy of which may be found on our website at www.solitarioxr.com and on SEDAR at www.sedar.com. Any person who wishes to receive a copy of the Code of Ethics may do so at no charge by written request to Investor Relations, Solitario Exploration & Royalty Corp., 4251 Kipling St, Suite 390, Wheat Ridge, CO 80033.

Board Leadership and Risk Oversight

We have maintained separate individuals in the position of CEO and non-executive Chairman of the Board of Solitario since our inception. Our non-executive Chairman serves as liaison between the CEO and other independent directors, approves meeting agendas and schedules and notifies other members of the Board of Directors regarding any significant concerns of shareholders or interested parties of which he becomes aware. Our non-executive Chairman presides at all Board meetings he attends and provides advice and counsel to the Chief Executive Officer. We believe the separation of these positions, with an independent non-executive Chairman, provides Solitario with valuable independent direction and advice for our CEO and our other executive officers.

Our Board of Directors is responsible for the overall risk oversight of Solitario. Directors are entitled to rely on management and the advice of the Corporation’s outside advisors and auditors, but must at all times have a reasonable basis for such reliance. The Board of Directors delegates the day-to-day risk management of Solitario to the CEO and Chief Financial Officer, each of whom periodically report to the Board of Directors and to certain committees of the Board of Directors. The Audit Committee oversees our financial and reporting risks, including our hedging risks and these risks are discussed at no less than one Audit Committee meeting per year, providing the Audit Committee members the opportunity to discuss the risks and the risk mitigation process. The Compensation Committee oversees the risks arising from our compensation policies and practices and provides a report to the Board of Directors regarding the compensation of the CEO and executive officers. The Nominating Committee evaluates and recommends individuals for nomination to the Board of Directors in the event of a vacancy in the Board of Directors.

2.          EXECUTIVE OFFICERS AND DIRECTOR COMPENSATION

Compensation of Directors

In addition to any options granted pursuant to the 2006 Plan or the 2013 Plan, our directors receive the following compensation in their capacities as Directors:

Annual Director retainer fee.	$10,000 (2,500 per quarter)
Additional Chairman fee.	$ 6,000 (1,500 per quarter)
Additional Vice Chairman fee.	$ 3,000 (750 per quarter)
Additional Audit Committee Chairman fee.	$ 2,000 (500 per quarter)

All the above referenced fees are paid quarterly. Fees cover participation in all board and committee meetings, including the position of all committee chairmen (excluding audit chairman that receives an additional fee). A deduction of $1,000 will be made for any regularly scheduled board meeting (four quarterly meetings) that is missed.

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The following table provides summary information regarding compensation earned by our directors during the fiscal year ended December 31, 2013:

DIRECTOR COMPENSATION

Name(1)	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards (2) ($)	Non-equity incentive plan compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mr. Labadie, Chairman (3)	16,000	—	63,167	—	—	—	79,167
Mr. Hainey (4)	12,000	—	47,375	—	—	—	59,375
Mr. Harris (5)	10,000	—	47,375	—	—	—	57,375
Mr. Jones (6)	13,000	—	52,639	—	—	—	65,639

(1)	Mr. Herald received a salary, bonus, option award and other compensation for his services as an officer of Solitario during the year ended December 31, 2013, which are shown below under the “Summary Compensation Table”.
(2)	The 2013 options were granted under the 2013 Plan on October 21, 2013 have a five-year term and vest 25% on grant date and 25% on the next three anniversary dates. The assumptions used in determining our 2013 grant date fair value are based upon a Black-Scholes model using a five year term, a Solitario quoted stock price, equal to the exercise price of $0.94 per share, historical volatility of 67%, and a risk-free interest rate of 1.4%. See note 1 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion regarding assumptions used to calculate fair value. Mr. Harris and Mr. Hainey each received 90,000 options, Mr. Labadie received 120,000 options and Mr. Jones received 100,000 options. All options were granted with an exercise price of $0.94 per share being the closing share price as quoted on the NYSE MKT on October 21, 2013, the date of grant.
(3)	Mr. Labadie has an aggregate of 312,000 stock options outstanding at December 31, 2013.
(4)	Mr. Hainey has an aggregate of 290,000 stock options outstanding at December 31, 2013.
(5)	Mr. Harris has an aggregate of 277,000 stock options outstanding at December 31, 2013.
(6)	Mr. Jones has an aggregate of 361,000 stock options outstanding at December 31, 2013.

Executive Officers

The following biographies describe the business experience of our executive officers (the "Named Executive Officers"):

Christopher E. Herald    See biography above under the heading “ELECTION OF DIRECTORS.”

Walter H. Hunt (63) has been Chief Operating Officer of Solitario since June of 2008 and Vice President - Operations and President - South American Operations of Solitario since June 1999. He also served as Vice President - Peru Operations from July 1994 until June 1999. Mr. Hunt was also Vice President - Operations of Crown from 1994 until completion of the Crown - Kinross Merger in August of 2006. Mr. Hunt has over 30 years of exploration, development and operational experience with Anaconda Minerals, Noranda and Echo Bay Mines where he served as Superintendent, Technical Services and Chief Geologist at Echo Bay's Kettle River Operations. Mr. Hunt received his M.S. degree in Geology from the Colorado School of Mines and a B.S. degree from Furman University.

James R. Maronick (58) has served as Chief Financial Officer, Secretary and Treasurer of Solitario since 1999 and was Chief Financial Officer of Crown from June 1999 until completion of the Crown - Kinross Merger in August of 2006. Prior to that, Mr. Maronick served as Vice President - Finance and Secretary/Treasurer of Consolidated Nevada Gold Fields Corporation from November 1994 to September 1997. Mr. Maronick graduated with honors from the University of Notre Dame in 1977 with a BA in accounting and received his Masters degree in Finance with highest honors from the University of Denver in 1986.

3.          ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking Solitario shareholders to approve an advisory resolution on the compensation program of our Named Executive Officers as disclosed in this Proxy Statement.

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As described more fully in the Compensation Discussion and Analysis below, our executive compensation program is structured to align the interests of our executive officers (each of whom is a significant shareholder of the Company) with those of our non-affiliated shareholders and to fairly reward them for creating shareholder value and for achieving our business objectives. Our primary objectives are to retain our executives and have the ability to attract new executives as necessary and to fairly compensate our current executives, including rewarding performance that supports our principles of building shareholder value, and may also recognize individual performance from time to time.

We believe that our executive compensation program, which relies on clear and simple objectives for executive performance and reward, has been effective at incenting the achievement of positive results and strong financial performance by our named executive officers, appropriately aligning pay and performance and in enabling us to attract and retain talented executives within our industry.

We are asking our shareholders to indicate their support for our executive compensation program as described in this Proxy Statement. This proposal gives our shareholders the opportunity to express their views on our fiscal year 2013 executive compensation policies and procedures. It is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and procedures described in this Proxy Statement. Accordingly, In accordance with Section 14A of the Exchange Act we are asking our shareholders to approve the following resolution:

“RESOLVED THAT:

Solitario shareholders approve the compensation of Solitario’s named executive officers, as disclosed in this proxy statement, pursuant to the compensation disclosure rules of the Securities and Exchange Commission set forth in Item 402 of Regulation S-K, including, but not limited to, the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in the proxy statement for the 2014 annual general meeting.”

The advisory vote on executive compensation is not binding on the Company, our Board or our Compensation Committee. However, our Board and the Compensation Committee will review the voting results in connection with their ongoing evaluation of our compensation programs and may consider the outcome of the vote when making future compensation decisions.

At the Company’s 2012 annual meeting of shareholders, the shareholders voted in favor of holding future advisory votes on the Company’s executive officer compensation program every year, and the Company’s Board of Directors subsequently adopted this as its official position.  Accordingly, this proposal on the advisory vote on executive compensation is being submitted to obtain the advisory vote of the shareholders in accordance with the Dodd-Frank Act, Section 14A of the Exchange Act and the SEC’s rules. We expect that the next shareholder advisory vote on the Company’s executive compensation program will take place at the annual meeting of shareholders to be held in 2015.

If a quorum is present at the meeting, the affirmative vote of a majority of the votes cast at the meeting will be required for approval of this proposal. Each share of Common Stock is entitled to one vote on this proposal. As noted above, for the purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

4.          COMPENSATION DISCUSSION AND ANALYSIS

The following discussion provides information regarding the compensation program for Solitario's Named Executive Officers for 2013.

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Objectives of the Corporation's Compensation Program

The Compensation Committee has responsibility for approving the compensation program for Solitario's Named Executive Officers and acts according to a charter that has been approved by the Board and is available on the Company website at www.solitarioxr.com. The compensation program is designed to attract, retain and reward our executives who contribute to Solitario's long-term success. This in turn is intended to build value for Solitario and its shareholders. The program is based upon three fundamental principles:

(1)          A substantial portion of Solitario's Named Executive Officer compensation should be performance and equity-based to achieve alignment with shareholder interests.

This principle is accomplished in two primary ways; first, through the award of stock options or, with regard to the 2013 Plan, other equity awards contemplated in the 2013 Plan, in an amount and with such terms that encourages our Named Executive Officers to promote the long-term growth and performance of Solitario in terms of the value of the Company as reflected in the price of our common stock as quoted on the TSX and the NYSE-MKT. Second, this is also reflected in terms of cash compensation in the form of cash bonuses. These bonuses are entirely set by the Compensation Committee, in its sole discretion, in a range of zero to 100% of base salary. The extent to which bonuses are paid depends entirely on the extent to which the Compensation Committee believes Solitario has met its development, exploration, budget and shareholder goals, as set by the Compensation Committee and the current and expected financial condition of the company. No bonuses were authorized by the Compensation Committee during 2013 for the performance of the Named Executive Officers during 2013. In determining any bonus for 2013, the Compensation Committee considered the milestones achieved during 2013 by the Company, including (i) completion of a $2,060,000 private placement financing, (ii) the repayment of Augusta loan at a substantial discount, and (iii) continued positive permitting activities at the Mt. Hamilton project. However, the Compensation Committee believed the difficult financial markets for both debt and equity financing that existed in the junior mining industry during 2013 was an overriding factor relative to the accomplishments of Solitario and the Named Executive Officers and that no bonus was appropriate for 2013.

(2)          Solitario's compensation program for Named Executive Officers is intended to enable the Company to compete for the best executive talent available.

The Compensation Committee believes shareholders are best served when the Company can attract and retain the highest caliber executives appropriate for a company of our size and complexity. This is done with compensation packages we believe to be fair and competitive. Our Named Executive Officers have served Solitario for many years. During 2013 and 2012 the Compensation Committee reviewed published compensation surveys and publically available compensation disclosures of several of our peer group companies (“Peer Group Companies”) for which Solitario competes for executive talent as the Compensation Committee believes that each of these public companies share some attributes of Solitario with regard to similar size to, and in a similar industry as Solitario. These Peer Group Companies included the following companies:

Atna Resources Inc.	Midas Gold Corp.
Midway Gold Corp.	Pacific Rim Mining Corporation

These reviews were not used to create specific benchmarks applicable to our Named Executive Officer compensation levels. These reviews were used to inform the members of the compensation committee of current standards in the industry as such standards may relate, in their independent judgment, to appropriate modifications to Solitario's existing compensation levels in setting new compensation levels. The differences in Solitario's activities, which are generally more narrowly focused to the development of the Mt. Hamilton project and early stage exploration, compared to the activities of the Peer Group Companies; and the difference in the number of total employees of Solitario, which currently has approximately 8 employees world-wide, compared to the Peer Group Companies, do not lend itself to effective use of specific benchmarks.

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Based upon the difficult financial markets and the limited financial resources of the Company, the Compensation Committee decided to leave the 2013 salary amounts the same during 2014. The Compensation Committee provided that the full Board of Directors, absent the completion of a financing, could set a portion of the Named Executive Officers salaries during 2014 to be paid in the form of restricted stock grants from the 2013 Plan, with that stock based portion being determined for each individual Named Executive Officer by the full Board of Directors in consultation with each Named Executive Officer. Subsequent to December 31, 2013, upon the completion of a private placement of Solitario common stock for net proceeds of $1,630,000, it was determined that the 2014 salaries of the Named Executive Officers would be entirely paid in cash. Based upon the accomplishments achieved by Solitario during 2012, discussed the Compensation Discussion and Analysis included in the Proxy Statement for the 2013 annual meeting of shareholders, the Compensation Committee increased the base salary compensation levels for 2013 from 2012 by increasing the salary of Mr. Herald five percent to $230,000, increasing the salary of Mr. Maronick five percent to $164,000 and increasing the salary of Mr. Hunt eight percent to $178,000.

(3)          Solitario's compensation program for the Named Executive Officers should be fair to the executive, the Company and all its employees and perceived as such, both internally and externally.

The Compensation Committee strives to create a compensation program that promotes good corporate practice, encourages our Named Executive Officers to perform at a high level and promotes teamwork among our employees. The Compensation Committee takes these goals into consideration by comparison of executive pay in relation to all other Solitario salary costs for internal consistency, and by comparison to both Peer Group Companies and industry salaries for external consistency. In addition, the compensation program is intended to enhance shareholder value and the Compensation Committee strives to provide transparency and full disclosure to all interested parties.

The Compensation Committee has no authority to recover salary, bonuses or stock option awards or other equity awards made to Named Executive Officers. Although the Compensation Committee has the ability to consider prior compensation (e.g. gains from prior option grants or other equity awards) in setting current compensation, it has no formal procedure or requirement to do so. The Compensation Committee does not set or utilize benchmarks of any kind to set, evaluate or allocate compensation. There have been no actions taken or adjustments made to the process of setting executive compensation discussed herein by the Compensation Committee subsequent to December 31, 2013.

Key Elements of Executive Compensation

The elements of the Company’s compensation program are intended to balance long term and short term compensation for its executives and attempt to motivate executives to provide excellent leadership and achieve Company goals by linking short-term (such as salaries and benefits) and long-term incentives (such as equity based compensation) to the achievement of business objectives, thereby aligning the interests of executives and shareholders. In addition the Compensation Committee recognizes the equity performance of the Company’s common stock is often influenced by the general investment climate of the junior mining industry, which is not within the control of the specific performance of the Named Executive Officers in achieving the objectives set by the Company. The key elements of the compensation of the Company’s Named Executive Officers are outlined below. The Compensation Committee considers shareholder input when setting compensation for Named Executive Officers. At our 2013 annual meeting of stockholders, greater than 90% of the votes cast on the advisory vote on executive compensation were in favor of our executive compensation program. The Board of Directors and the Compensation Committee reviewed these vote results and determined that, given the significant level of support, no major re-examination of our executive compensation program was necessary at this time.

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Base Salary

The Compensation Committee attempts to provide base salary to the Company’s Named Executive Officers that is commensurate with their review of our Peer Group Companies, listed above. The Compensation Committee fixed the base salary for the Named Executive Officers for 2013 (which commenced on January 1, 2013) during its meeting in December 2012. Increases or decreases in base salary are dependent on the Compensation Committee's evaluation of each individual Named Executive Officer performance, the effect of a peer group review, the performance of the entire Company relative to the Company’s general goals and objectives, and the Company’s current and projected financial resources. No Named Executive Officers receive minimum base salary payments pursuant to any employment, or other agreement. The Compensation Committee has authority from the Board to set the base salary at any amount it believes is appropriate. Although the Compensation Committee, has used its review of the accomplishments of the Named Executive Officers against general goals of the Company, including planned exploration programs, development of the Mt. Hamilton project, corporate financing activities and market price of Solitario’s common stock, among other things, the Compensation Committee has full discretion to set compensation levels and has not set specific compensation levels to specific criteria. Some of the general criteria are discussed below.

Bonuses

The Compensation Committee may provide bonuses to the Named Executive Officers, in its sole discretion, based upon their evaluation of the individual Named Executive Officer in light of the certain parameters, including the following:

(i)	Targeted bonuses based upon operational goals and parameters;
(ii)	The desire, discussed above, to provide a substantial portion of compensation based on performance;
(iii)	The performance of the Company relative to Company goals including share price performance; and
(iv)	The financial strength and prospects for the smaller (junior) exploration mining industry.

In establishing its goals for any particular year, the Compensation Committee strives to ensure that the goals provide both an incentive and an attainable goal that provides shareholders with the opportunity for return on their investment while minimizing corporate and shareholder risk to the extent possible. Although certain targets and goals related to potential property acquisitions and/or potential merger or acquisition activities, if any, are confidential, the Compensation Committee has structured these types of goals to be reasonable and obtainable by our Named Executive Officers, without undue risk to the assets of Solitario. Due to the nature of Solitario's corporate activities relating to (i) the ongoing development of Mt. Hamilton, including completion of a feasibility study in February 2012 and ongoing permitting and other related activities and (ii) early-stage exploration of mineral properties located in Peru and Mexico, the goals for Solitario’s Named Executive Officers are not specifically related to traditional financial metrics, such as revenue growth, earnings or earnings per share. The targets and goals are more subjective and generally include the negotiation and signing of land and royalty joint ventures on our existing properties, including Mt. Hamilton, the development activities, including obtaining adequate financing for our Mt. Hamilton project, exploration activities and success, both on our own and through joint ventures, acquisition of additional exploration properties, training and retaining employees, maintaining adequate liquidity to fund future exploration activities, financial reporting and disclosure, and shareholder return. The Compensation Committee also evaluates the financial strength and prospects for the junior exploration segment of the mining industry. The Compensation Committee reviews the annual goals with the Named Executive Officers at or near the start of each year. The evaluation of the performance of our Named Executive Officers, relative to the goals outlined herein, has been and is expected to continue to be at the discretion of the Compensation Committee. In September 2013, the Compensation Committee determined that granting any bonus for the year ended December 31, 2013 would not be in the best interest of the Company, given the difficult financial markets for both debt and equity financing that existed in the junior mining industry during 2013, and given the potential financing needs of the Company subsequent to December 31, 2013 in the event the Mt. Hamilton project is developed.

These were the overriding factors relative to the accomplishments of Solitario and the Named Executive Officers and as a result the Compensation Committee determined that no bonuses were appropriate for 2013.

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Equity

To date, the only equity compensation our Named Executive Officers have received is in the form of stock options granted pursuant to the 2006 Plan and the 2013 Plan, with the exercise price of such options equal to the current market value of our publicly traded stock in the 2006 Plan and the 2013 Plan. The Compensation Committee believes that a substantial portion of our Named Executive Officers’ compensation should be performance based upon and tied to the long term value of the Company. The Compensation Committee also believes that our compensation policies should be fair to our shareholders, and be focused on our long-term viability. The Compensation Committee believes the granting of stock options or other forms of equity based compensation aligns the interests of the Named Executive Officers and our shareholders and provides the incentive to manage the Company from the perspective of an owner of the Company. In addition, the Compensation Committee believes the vesting terms of the stock options granted from the 2006 Plan and from the 2013 Plan, discussed below, provide that a significant portion of the compensation will be received at a future date, which provides a tempered longer-term incentive for our Named Executive Officers as well as an incentive for them to remain with the Company.

To date, the amount of all individual grants and the grant date of the stock options have been determined each year at a meeting of the Compensation Committee or by the full Board of Directors. All grants to date are as of the date of the approval by the Compensation Committee (or the full Board, if requested by the Compensation Committee) at the market value on the date of grant. To date, all option grants from the 2006 Plan and the 2013 Plan vest 25% on the date of grant and the remaining options vest at 25% per year on the anniversary of the grant over a three-year period. The full Board, at the request of the Compensation Committee, determined 1,280,000 options, in total, would be granted during the year ended December 31, 2013, all from the 2013 Plan, of which 300,000 options were awarded to Mr. Herald, 220,000 options were awarded Mr. Hunt and 200,000 options were awarded to Mr. Maronick.

In the future, our officers and directors may receive additional equity based awards pursuant to the 2013 Plan, which may take the form of stock options or the other forms of awards including restricted stock awards, restricted stock units or stock appreciation rights.

Allocation between the Key Elements of Compensation

The Compensation Committee has complete discretion in allocating total compensation between the key elements of compensation discussed above. Each of the individual components of compensation is evaluated by the Compensation Committee independently and each component is not evaluated based upon the other components. The Compensation Committee has not developed a set formula (such as fair value of equity compensation to equal 50% of base salary) to allocate the elements of compensation to each individual Named Executive Officer.

Employment Agreements

None of our Named Executive Officers have ongoing employment agreements other than individual Change in Control Severance Benefits Agreements, discussed below.

Change in Control Agreements

The Compensation Committee and Solitario consider it essential to the best interest of its shareholders to foster the continuous employment of key management personnel. In this regard, the Compensation Committee and Board recognize that, as is the case with many publicly held corporations and their subsidiaries, the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders.

Accordingly, on March 14, 2007, the Compensation Committee approved separate Change in Control Severance Benefits Agreements (each a "CIC") for each of the persons serving as our Named Executive Officers, Mr. Herald, Mr. Maronick and Mr. Hunt. Each CIC provides for the payment of severance benefits if the employment of one of the Named Executive Officers is terminated for a period of three years following the last day of the month in which a Change in Control of Solitario occurs (as defined in the CIC) equal to 2.5 times the base salary of the Named Executive Officer. In addition any unvested stock options held by the Named Executive Officer will vest upon the Change in Control. The CIC provides an additional gross up for any taxes due as a result of Excise Tax, as defined by Section 4999 of the Code.

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Generally, the CIC defines a "Change in Control" as (i) a person acquiring more than 50% of the outstanding stock of the Company, (ii) the shareholders of the Company approving a merger or acquisition whereby more than 50% of the outstanding shares held prior to the vote will be held by a new person or corporation, (iii) the shareholders of the Company approving the sale or disposition of substantially all of the company's assets or (iv) the shareholders of the Company approving a plan of liquidation or dissolution of the Company.

Benefits are payable under each CIC after a change in control if the Named Executive Officer terminates his employment for "good reason," or is terminated by the Company, other than for "cause." "Good reason" is generally defined as a reduction in the compensation, level of responsibility or forced relocation, among other things. "Cause" is generally defined in the CIC as the conviction of a felony, gross and willful failure to perform assigned duties, and dishonest conduct that is intentional and materially injurious to the Company.

Tax Implications of Executive Compensation

Under Section 162(m) of the Code, the Company generally receives a tax deduction for compensation on payments which total less than $1,000,000 paid to our Named Executive Officers, unless that compensation is performance based. The total non-performance based compensation for any of our Named Executive Officers did not exceed $1,000,000 during 2013, nor do we anticipate it will exceed $1,000,000 for the foreseeable future.

Stock Ownership Guidelines

Solitario has not established formal stock ownership guidelines for our Named Executive Officers. The Company's Insider Trading Policy prohibits the Named Executive Officers, as well as other insiders, who may have access to material inside information, from purchasing, selling, entering into short sale transactions, engaging in hedging or offsetting transactions regarding Solitario's common stock during periods where such persons have access to material inside information.

Compensation Policies with Regard to Risk Management

Solitario’s Board is responsible for the overall risk management of the Company. Solitario is subject to the inherent risks involved in the exploration and development of mineral properties and shareholders should carefully review Item 1A, “Risk Factors,” in our 2013 Annual Report on Form 10-K. However, Solitario does not have any compensation plans or incentives for our Named Executive Officers or any employee for any risk taking activity or risk management activities. Solitario does not engage in activities that have traditional incentives for financial risk taking activities, such as buying or selling derivatives or other similar instruments, other than our limited use of derivatives to reduce our exposure to our holdings of Kinross common stock.

Role of the Chief Executive Officer in Compensation Decisions

The CEO annually reviews the performance of all other Named Executive Officers. The performance of the CEO is reviewed by the Chairman of the Compensation Committee. The conclusions and recommendations, which include salary, bonus and equity grants, if any, are presented to the Compensation Committee, which has absolute discretion in modifying or applying any of the recommendations for the Named Executive Officers. The Compensation Committee presents its conclusions and recommendations to the Board for their input and review.

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5.          SUMMARY COMPENSATION TABLE

Summary Compensation Table

The following table provides summary information regarding compensation earned by our Named Executive Officers for the fiscal years ended December 31, 2013 and 2012:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-equity incentive plan compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Mr. Herald, CEO (4)	2013	230,000	—	—	157,918	—	—	26,750	414,668
	2012	218,000	95,000	—	21,085	—	—	27,500	361,585

Mr. Maronick, CFO	2013	164,000	—	—	105,278	—	—	26,750	296,028
	2012	156,000	50,000	—	16,868	—	—	27,500	250,368

Mr. Hunt, COO	2013	177,000	—	—	115,806	—	—	26,750	319,556
	2012	165,000	65,000	—	16,868	—	—	27,500	274,368
(1)	Amount for bonus earned during the year. No bonus amount was earned during 2013.
(2)	The amount represents the grant date fair value of option awards granted during the year in accordance with FASB ASC No. 718. See note 1 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion regarding assumptions used to calculate fair value.
a.	The 2013 options were granted on October 21, 2013 have a five-year term and vest 25% on grant date and 25% on the next three anniversary dates. The assumptions used in determining our 2013 grant date fair value are based upon a Black-Scholes model using a five year term, historical volatility of 67%, and a risk-free interest rate of 1.39%.
b.	The 2012 options were granted on December 17, 2012 have a five-year term and vest 25% on grant date and 25% on the next three anniversary dates. The assumptions used in determining our 2012 grant date fair value are based upon a Black-Scholes model using a five year term, historical volatility of 68%, a risk-free interest rate of 0.7%, and a Canadian dollar – United States dollar exchange rate of 1.01419.
(3)	Mr. Herald, Mr. Maronick and Mr. Hunt each received a $23,000 and 22,500, respectively, 401(K) match during 2013 and 2012, and each received a $3,750 and a 5,000, respectively, contribution to their health savings account during 2013 and 2012.
(4)	Mr. Herald has an aggregate of 770,000 stock options outstanding at December 31, 2013.

6.          OPTION EXERCISES AND STOCK VESTED

The following table sets forth details of all exercises of stock options during the year ended December 31, 2013 by our Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Christopher E. Herald, CEO	37,500	3,807	-	-
James R. Maronick, CFO	15,000	1,523	-	-
Walter H. Hunt, COO	15,000	1,523	-	-

(1)  Amount represents the difference between the closing share price (market value) as quoted on the TSX on the date of exercise less the exercise price times the number of shares exercised, multiplied by the Cdn$/US$ currency exchange rate on the date of exercise.

There were no stock options exercised during the year ended December 31, 2012 by our Named Executive Officers.

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7.          OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

At December 31, 2013 the following equity awards were outstanding:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Name	Option Awards					Stock Awards
	Number of securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Christopher E Herald, CEO	445,000(2) 12,500(3) 75,000(4)	- 12,500 225,000	- - -	Cdn$2.40 Cdn$1.49 $0.94	5/05/15 12/16/17 10/21/18	- - -	- - -	- - -	- - -

James R. Maronick, CFO	47,000(1) 275,000(2) 10,000(3) 50,000(4)	- - 10,000 150,000	- - - -	Cdn$1.55 Cdn$2.40 Cdn$1.49 $0.94	5/19/14 5/05/15 12/16/17 10/21/18	- - - -	- - - -	- - - -	- - - -

Walter H Hunt, COO	71,000(1) 275,000(2) 10,000(3) 55,000(4)	- - 10,000 165,000	- - - -	Cdn$1.55 Cdn$2.40 Cdn$1.49 $0.94	5/19/14 5/05/15 12/16/17 10/21/18	- - - -	- - - -	- - - -	- - - -

(1)	Options were granted on 5/19/09 and vested 25% on date of grant and 25% on each anniversary date thereafter.
(2)	Options were granted on 5/05/10 and vested 25% on date of grant and 25% on each anniversary date thereafter. These options were cancelled on January 28, 2014. See “Cancellation of Options,” below.
(3)	Options were granted on 12/17/12 and vested 25% on date of grant and 25% on each anniversary date thereafter.
(4)	Options were granted on 10/21/13 and vested 25% on date of grant and 25% on each anniversary date thereafter.

Cancellation of options

On January 28, 2014, holders of option awards from the 2006 Stock Option Incentive Plan (the "2006 Plan") voluntarily cancelled awards for 1,797,000 options (including 995,000 options held by Named Executive Officers) with an option price of Cdn$2.40 with an expiration date of May 5, 2015 to allow us to have additional financial flexibility. No consideration was given or received by the holders of the options to cancel the awards.

8.          POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As noted under "Compensation Discussion and Analysis" in this Proxy Statement, the Company entered into certain change in control agreements on March 14, 2007 with the following Named Executive Officers: Christopher E. Herald, James R. Maronick and Walter H. Hunt (as defined above, each such agreement being a “CIC”). The terms of the CICs are more fully described under "Change in Control Agreements" in the "Compensation Discussion and Analysis" section of this Proxy Statement. Described below are the potential payments to each Named Executive Officer, in the event of an assumed change in control as defined in the applicable CIC, as of December 31,2013.

Name	Salary(1)	Stock option vesting(2)	Tax gross up(3)	Total
Christopher E. Herald, CEO	$575,000	$—	$—	$575,000
James R. Maronick, CFO	410,000	—	—	410,000
Walter H, Hunt, COO	445,000	—	—	445,000

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(1)	Two and one half times base salary as of December 31, 2013. Paid as a lump sum payment.
(2)	The price of a share of our common stock on December 31, 2013 was Cdn$0.87 as quoted on the TSX, and was $0.85 as quoted on the NYSE MKT. These prices are below the exercise price of all options owned by our Named Executive Officers on that date. Accordingly there was no intrinsic value from the acceleration of any unvested options owned by the Named Executive Officer as of December 31, 2013.
(3)	The change in control provides for a gross-up for taxes in the event the combined salary and all other compensation, triggered by a change in control, results in Excise Tax, as defined by Section 4999 of the Code. The CIC provide for additional cash compensation to pay the Named Executive Officer for the Excise Tax, which is 20% of all compensation in excess of the base salary amount, when the total payments, including the fair value from acceleration of vesting for unvested options, under the CIC exceed three times base salary. We have estimated that no tax gross up would have been due or payable as of December 31, 2013 because the total compensation, including the fair value from the acceleration of all outstanding unvested options would not exceed three times the base salary.

9.          INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

 During the past ten years none of the persons currently serving as executive officers and/or directors of the Company has been the subject matter of any of the legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K.

10.          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 To our knowledge, as of April 29, 2014, no person beneficially owns, directly or indirectly, or exercises control or direction over, more than five percent of our issued and outstanding Common Stock with the exception of Newmont Mining Corporation of Canada Limited, which directly owns 2,700,000 shares representing approximately 6.9 percent of our issued and outstanding Common Stock.

 The following table sets forth, as of April 29, 2014, the beneficial ownership of our outstanding Common Stock by each of our shareholders owning more than five percent, our directors, nominees for director, each Named Executive Officer and all of our executive officers and directors as a group. Unless otherwise indicated, the persons listed in the table below have sole voting and investment powers with respect to the shares indicated. Except as indicated below the mailing address for each person is 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership*		Percent of Class*
John Hainey, Director	70,000	(1)	**
Leonard Harris, Director	102,476	(2)	**
Christopher E. Herald, CEO and Director	1,542,162	(3)	3.9%
Mark E. Jones, III, Director	331,500	(4)	**
Brian Labadie, Director	230,357	(5)	**
Walter H. Hunt, COO	525,962	(6)	1.3%
James R. Maronick, CFO	690,048	(7)	1.8%
All directors and executive officers as a group	3,492,505	—	8.9%
Newmont Mining Corporation of Canada 20 Eglinton Ave West, Suite 1900 Toronto, Ontario M4R 1K8	2,700,000	—	6.9%

*     Calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

**     Indicates holdings of less than 1%.

(1)     Includes 70,000 shares that he has the right to acquire within 60 days under options granted pursuant to the 2006 Plan and the 2013 Plan.

(2)     Includes 35,000 shares that he has the right to acquire within 60 days under options granted pursuant to the 2006 Plan and the 2013 Plan.

(3)     Includes 87,500 shares that he has the right to acquire within 60 days under options granted pursuant to the 2006 Plan and the 2013 Plan.

(4)     Includes 73,500 shares that he has the right to acquire within 60 days under options granted pursuant to the 2006 Plan and the 2013 Plan.

(5)     Includes 37,500 shares that he has the right to acquire within 60 days under options granted pursuant to the 2006 Plan and the 2013 Plan.

(6)     Includes 136,000 shares that he has the right to acquire within 60 days under options granted pursuant to the 2006 Plan and the 2013 Plan.

(7)     Includes 107,000 shares that he has the right to acquire within 60 days under options granted pursuant to the 2006 Plan and the 2013 Plan.

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11.          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the transaction described below under the heading “Related Party Transaction” involving Messrs. Herald and Maronick, there are no material interests, direct or indirect, of current directors, executive officers, or any shareholder who beneficially owns, directly or indirectly, more than 10% of the outstanding Common Shares, or any known associates or affiliates of such persons, in any transaction since the beginning of the Company’s last fiscal year or in any proposed transaction which has materially affected or would materially affect the Company and in which the amount involved exceeded $120,000.

Policy Regarding Related Party Transactions

The Board of Directors has adopted a written Related Party Transaction Policy. Pursuant to that policy, Solitario may enter into transactions with certain "related persons." Related persons include the Company's executive officers, directors, 5% or more beneficial owners of the Company's common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. These transactions are referred to as "related party transactions." All related party transactions are subject to the following related party transaction policy requirements:

•	the transaction must be approved by disinterested members of the Board;
•	the Audit Committee must have approve or ratify such transaction and the terms of the transaction are comparable to that which could be attained in an arm's-length dealing with unrelated third parties; or
•	the transaction involves compensation approved by the Compensation Committee.

Related Party Transaction

On July 26, 2013, Solitario closed a private placement of 2,451,892 shares of its common stock at a price of $0.84 per share for total proceeds of $2,060,000 (the “Offering”). The Offering was unanimously approved by our Board of Directors and, as part of the Offering insiders subscribed for and acquired 606,665 shares (the “Insider Shares”) for a total purchase of $510,000. Of the Insider Shares, Mr. Herald purchased 400,000 shares, Mr. Labadie purchased 119,047 shares, Mr. Hunt purchased 40,000 shares, Mr. Maronick purchased 23,809 shares and Mr. Harris purchased 23,809 shares. The offer and sale of the Insider Shares was unanimously approved by the Audit Committee of the Board of Directors. All shares in the Offering were offered and sold on the same terms and conditions.

Director Independence

Solitario’s Board has determined Mr. Hainey, Mr. Harris, Mr. Jones and Mr. Labadie are independent member of the Board of Directors in accordance with Section 803(A) of the NYSE-MKT Company Guide.

•	Mr. Hainey, Mr. Labadie and Mr. Harris are members of the Audit Committee.
•	Mr. Jones, Mr. Labadie and Mr. Harris are members of the Compensation Committee.
•	Mr. Hainey, Mr. Jones and Mr. Labadie are members of the Nominating Committee.

12.          PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit Fees

The following table summarizes the aggregate fees billed to Solitario by EKS&H LLLP for the fiscal years ended December 31, 2013 and 2012.

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	2013	2012
Audit Fees (1)	$56,000	$56,000
Audit related fees (2)	27,000	27,000
Tax fees (3)	30,000	30,000
All other fees (4)	2,000	16,000
Total	$115,000	$129,000

(1)	Fees billed for audit services in 2013 and 2012 consisted of:

                                                               i.      Audit of our annual financial statements for 2013 and 2012.

                                                              ii.      Consent and other services related to SEC filings.

(2)	Represents fees billed related to reviews of our quarterly reports for 2013 and 2012.
(3)	Represents fees billed in connection with the preparation and filing of our United States federal and Colorado state income tax returns.
(4)	All other fees in 2013 primarily include audit-related fees billed for accounting consultations, research, and analysis related to pay-off of the Augusta loan and other matters. All other fees in 2012 primarily include audit-related fees billed for accounting consultations, research and analysis related to the MH-LLC feasibility study, the Sandstorm Royalty Sale, the credit facility we entered into with RMB Australia Holdings Limited and related warrants, and procedures performed in connection with filing a Registration Statement on Form S-3.

Pre-approval of Audit Fees

On an annual basis the Audit Committee approves the proposed audit services and the fees related thereto by our independent auditors in advance of the year of service in accordance with the pre-approval policy adopted by the Audit Committee. All other fees are pre-approved on an ongoing basis as required. The Audit Committee pre-approval policy requires that the Audit Committee determine that proposed services and related fees are required and reasonable under the circumstances. All of the fees billed to Solitario by EKS&H LLLP during 2013 and 2012 were pre-approved by the audit committee pursuant to the Audit Committee pre-approval policy. The Audit Committee considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence and has determined that the provision is compatible.

13.          APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          At the Annual Meeting our shareholders are being asked to ratify the selection of EKS&H LLLP as our independent registered public accounting firm and to continue as such for fiscal year 2014. Although the Company is not required to submit the selection of independent registered public accountants for shareholder approval, if the appointment of EKS&H LLLP as our independent registered public accounting firm for the year 2013 is not ratified by shareholders, the Audit Committee will reconsider its appointment. The Board considers EKS&H LLLP to be well qualified to serve as the independent auditors for the Company; however, even if the selection is ratified, our Board may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee and Board determine that the change would be in our best interests. Representatives of EKS&H LLLP are expected to be present at the Annual Meeting to have the opportunity to make a statement and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF EKS&H LLLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

14.          INCORPORATION BY REFERENCE

The reports of the Compensation Committee and Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

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15.          PROPOSALS OF SHAREHOLDERS

Shareholder proposals intended to be included in Solitario's Proxy Statement for the 2015 Annual Meeting of Shareholders must be received by Solitario prior to January 1, 2015 in order for the proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2015 annual meeting. If the date of next year's annual meeting is changed by more than 30 days from June 17, 2015, the deadline will be a reasonable time before we print and mail our proxy materials. However, we are not required to include in our proxy statement and form of proxy for the 2015 annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time the proposal is received. Under Solitario’s Bylaws, in order for any stockholder proposal that is not included in such proxy statement and form of proxy to be brought before the 2015 annual meeting, such proposal must be received by the Secretary of Solitario at our principal executive offices at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033 not less than 60 days nor more than 90 days before the annual meeting; however, if less than 70 days' notice or public disclosure of the date of the 2015 meeting is given, the written notice must be delivered to the Corporate Secretary no later than the close of business on the 10th day after notice of the meeting was mailed or notice was publicly disclosed, whichever is earlier. The notice must contain certain information as to the proposal and the shareholder, including the share ownership of the shareholder and any financial interest in the proposal. If a timely proposal is received, the Board may exercise any discretionary authority granted by the proxies to be solicited on behalf of the Board in connection with such proposal at the 2015 annual meeting.

No shareholder proposals for the 2014 Annual Meeting had been received by Solitario prior to the date of this Proxy Statement.

16.          OTHER BUSINESS

Solitario knows of no other business to be presented at the meeting. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person named in the accompanying form of proxy.

17.          DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Only one Proxy Statement and Annual Report is being delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders.  Upon the written or oral request of a shareholder, we will deliver promptly a separate copy of the Proxy Statement and Annual Report to shareholders at a shared address to which a single copy was delivered.  Shareholders desiring to receive a separate copy in the future may contact us by mail at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033 or by telephone (303) 534-1030.

By Order of the Board of Directors

/s/James R. Maronick

Secretary

April 29, 2014

Wheat Ridge, Colorado

SOLITARIO EXPLORATION & ROYALTY

Computershare

8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

Security Class

Holder Account Number

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Form of Proxy - Annual Meeting of Shareholders to be held on June 17, 2014

This Form of Proxy is solicited by and on behalf of the Board of Directors.

Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**

2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3. This proxy should be signed in the exact manner as the name appears on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed to the holder.

5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors.**

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6. The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7. This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8. This proxy should be read in conjunction with the accompanying documentation.

Proxies submitted must be received by 3:00 pm, Mountain Time, on June 13, 2014.

02AP14096_011U9B

Appointment of Proxyholder

I/We being holder(s) of Solitario Exploration & Royalty Corp. hereby appoint: Christopher E. Herald, a duly authorized officer of the Company, or failing this person, James R. Maronick, a duly authorized officer of the Company,

OR

Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to attend, act and vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual Meeting of shareholders of **Solitario Exploration & Royalty Corp.** to be held at **4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033** on **June 17, 2014** at **10.00 a.m. M.D.T.** and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors

	For	Withhold	Against		For	Withhold	Against		For	Withhold	Against
01. Brian Labadie	☐	☐	☐	02. Mark E. Jones, III	☐	☐	☐	03. John Hainey	☐	☐	☐
04. Leonard Harris	☐	☐	☐	05. Christopher E. Herald	☐	☐	☐				

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2. Advisory Approval of the Company's Executive Compensation Program

Approval, on an advisory basis, the compensation program of the Company's named executive officers.

For	Against
☐	☐

3. Appointment of Auditors

To ratify the appointment of EKS&H LLLP, as Auditors of the Company for the fiscal year 2014.

For	Against	Abstain
☐	☐	☐

4. The proxyholder is authorized to vote in their discretion on such other business as my properly come before the meeting and all adjournments thereof.

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Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by the Board of Directors.**

Signature(s)

Date

MM / DD / YY

Interim Financial Statements

Mark this box if you would like to receive interim financial statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Report

Mark this box if you would like to receive the Annual Report and accompanying Management's Discussion and Analysis by mail. ☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

SLRQ 049786 AR1

02AP14096_011UAC